As filed with the Securities and Exchange Commission on December 23, 2022

Registration No. 333-261363

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________________

Post-Effective Amendment No. 2 to
FORM S-1
ON FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

_______________________

DocGo Inc.
(Exact Name of Registrant as Specified in Its Charter)

_______________________

Delaware	85-2515483
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

35 West 35 Street, Floor 6,
New York, NY 10001
Telephone: (844) 443-6246
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

_______________________

Stan Vashovsky
Chief Executive Officer
35 West 35 Street, Floor 6,
New York, NY 10001
Telephone: (844) 443-6246
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

_______________________

Copies to:

Evan M. D’Amico Gibson, Dunn & Crutcher LLP 200 Park Avenue New York, NY 10166 Tel: (212) 351-4000

_______________________

Approximate date of commencement of proposed sale to the public:
From time to time after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 under the Securities Exchange Act of 1934:

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to such Section 8(a), may determine.

EXPLANATORY NOTE

On November 24, 2021, DocGo Inc., a Delaware corporation (the “Company,” “DocGo,” “we,” “us” or “our”), filed a Registration Statement on Form S-1 (Registration No. 333-261363), which was declared effective by the U.S. Securities and Exchange Commission (the “SEC”) on January 3, 2022, as amended by the Post-Effective Amendment No. 1 which was filed on March 15, 2022 and subsequently declared effective by the SEC on March 22, 2022, and thereafter further supplemented.

This Post-Effective Amendment No. 2 to Form S-1 on Form S-3 (“Post-Effective Amendment No. 2”) is being filed by the Company to (i) convert the registration statement on Form S-1 into a registration statement on Form S-3, (ii) include updated information regarding certain of the selling securityholders and directors and officers named in the prospectus (including the forfeiture of an aggregate of 40,741 shares of Common Stock by certain selling securityholders pursuant to the Stock Escrow Agreement, dated November 5, 2021, by and among DocGo Inc. (formerly known as Motion Acquisition Corp.), Continental Stock Transfer and Trust Company, Motion Acquisition LLC and the assignees thereto), (iii) reflect a reduction in the number of shares of the Company’s common stock being offered by the selling securityholders to 17,778,588 shares of common stock, and (iv) reflect the redemption of all of the Company’s issued and outstanding private warrants and public warrants on September 16, 2022.

No additional securities are being registered under this Post-Effective Amendment No. 2. All applicable registration fees were paid at the time of the original filing of the registration statement.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is declared effective. This preliminary prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION — DATED 23, 2022

PRELIMINARY PROSPECTUS

Up to 17,778,588 Shares of Common Stock

_______________________

This prospectus relates to the offer and sale from time to time by the selling securityholders named in this prospectus of up to 17,778,588 shares of our Common Stock. We will not receive any proceeds from the sale of shares of Common Stock by the selling securityholder (the “Selling Securityholders”) pursuant to this prospectus.

We will bear the costs, fees and expenses incurred in effecting the registration of the securities covered by this prospectus, including all registration and filing fees, Nasdaq listing fees and fees and expenses of our counsel and our independent registered public accounting firm. The Selling Securityholders will pay any underwriting discounts and commissions and expenses incurred by the Selling Securityholders for brokerage, accounting, tax or legal services or any other expenses incurred by the Selling Securityholders in disposing of the securities.

We are registering the securities for resale pursuant to the Selling Securityholders’ registration rights under certain agreements between us and the Selling Securityholders. Our registration of the securities covered by this prospectus does not mean that either we or the selling securityholders will offer or sell any of the shares of Common Stock. The Selling Securityholders or their permitted transferees may offer, sell or distribute all or a portion of their shares of Common Stock publicly or through private transactions at prevailing market prices or at negotiated prices. We provide more information about how the Selling Securityholders may sell the Common Stock in the section entitled “Plan of Distribution.”

You should read this prospectus and any prospectus supplement or amendment carefully before you invest in our securities.

Our Common Stock is listed on the Capital Market of the Nasdaq Stock Market LLC (“Nasdaq”), under the symbol “DCGO”. On December 22, 2022, the closing price of our Common Stock was $6.86.

_______________________

We are an “emerging growth company” under federal securities laws and are subject to reduced public company reporting requirements.

_______________________

Investing in our securities involves a high degree of risks.  You should read carefully and consider the risks referenced under “Risk Factors” beginning on page 3 of this prospectus, as well as the other information contained in or incorporated by reference in this prospectus or in any accompanying prospectus supplement before making a decision to invest in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is           , 2022.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, we and the Selling Securityholders may, from time to time, issue, offer and sell, as applicable, any combination of the securities described in this prospectus in one or more offerings from time to time through any means described in the section entitled “Plan of Distribution.” More specific terms of any securities that the Selling Securityholders offer and sell may be provided in a prospectus supplement that describes, among other things, the specific amounts and prices of the Common Stock being offered and the terms of the offering.

A prospectus supplement may also add, update or change information included in this prospectus. Any statement contained in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in such prospectus supplement modifies or supersedes such statement. Any statement so modified will be deemed to constitute a part of this prospectus only as so modified, and any statement so superseded will be deemed not to constitute a part of this prospectus. You should carefully read this prospectus, any accompanying prospectus supplement, any free writing prospectuses we have prepared or authorized as well as the information incorporated in this prospectus or any accompanying prospectus supplement by reference. See “Information Incorporated by Reference.” You should rely only on the information contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus we have prepared or authorized or any subsequent material incorporated herein or therein by reference. See “Where You Can Find More Information.”

Neither we nor the Selling Securityholders have authorized anyone to provide any information or to make any representations other than those contained in this prospectus, any accompanying prospectus supplement or any free writing prospectus we have prepared or authorized. We and the Selling Securityholders take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the securities offered hereby and only under circumstances and in jurisdictions where it is lawful to do so. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus we have prepared or authorized. This prospectus is not an offer to sell securities, and it is not soliciting an offer to buy securities, in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus, any prospectus supplement or any documents we incorporate herein or therein by reference or in any free writing prospectus is accurate only as of the date on the front of those documents only, regardless of the time of delivery of this prospectus or any applicable prospectus supplement, or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.

For investors outside the United States: neither we nor the Selling Securityholders have done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of our securities and the distribution of this prospectus outside the United States.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under “Where You Can Find More Information.”

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to incorporate by reference much of the information we file with the SEC, this means that we can disclose important information about us by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus, except any information that is superseded by information that is included in a document subsequently filed with the SEC.

Because we are incorporating by reference future filings with the SEC, this prospectus is periodically updated and those future filings may modify or supersede some of the information included or incorporated in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded.

This prospectus incorporates by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act of 1934, as amended (the “Exchange Act”) (in each case, other than those documents or the portions of those documents not deemed to be filed) between the date of the initial registration statement and the effectiveness of the registration statement and following the effectiveness of the registration statement until the offering of the securities under the registration statement is terminated or completed, except that we are not incorporating by reference any information furnished (and not filed) with the SEC, including any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or related exhibits furnished pursuant to Item 9.01 of Form 8-K:

●	our Annual Report on Form 10-K for the year ended December 31, 2021, as filed with the Commission on March 15, 2022, as amended by that Amendment No. 1 to the Annual Report on Form 10-K/A, filed with the Commission on March 29, 2022;

●	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2022, June 30, 2022 and September 30, 2022, filed with the Commission on May 10, 2022, August 9, 2022, and November 8, 2022 respectively;

●	our Current Reports on Form 8-K filed with the Commission on March 14, 2022 (as amended by a Form 8-K/A filed with the Commission on March 16, 2022), April 4, 2022, June 22, 2022, August 16, 2022, November 2, 2022, November 7, 2022, and November 14, 2022; and

●	the description of our common stock contained in our Form 8-A, filed on October 14, 2020 and any amendments or reports filed for the purpose of updating that description, including Exhibit 4.4 of Amendment No. 1 to our Annual Report on Form 10-K/A, filed with the Commission on March 29, 2022.

We also incorporate by reference into this prospectus all documents (other than current reports furnished under Item 2.02, Item 7.01 or Item 9.01 of Form 8-K and exhibits filed on such form that are related to such items) that are filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (i) after the date of the initial filing of the registration statement of which this prospectus forms a part and prior to effectiveness of the registration statement, and (ii) after the date of this prospectus but prior to the termination of the offering. These documents include, without limitation, Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, as well as proxy statements.

You may request a copy of these filings, at no cost, by contacting us, either orally or in writing, at the following:

DocGo Inc.
35 West 35th Street, Floor 6,
New York, New York
(844) 443-6246

We maintain a website at www.docgo.com. Information about us, including our reports filed with the SEC, is available through that site. Such reports are accessible at no charge through our website and are made available as soon as reasonably practicable after such material is filed with or furnished to the SEC. Our website and the information contained on that website, or connected to that website, are not incorporated by reference in this prospectus.

You may read and copy any materials we file with the SEC at the SEC’s website mentioned under the heading “Where You Can Find More Information.” The information on the SEC’s website is not incorporated by reference in this prospectus

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement under the Securities Act of 1933, as amended (the “Securities Act”), including exhibits, with respect to the securities offered by this prospectus. This prospectus, which forms a part of such registration statement, does not contain all of the information included in the registration statement and the exhibits thereto. For further information pertaining to us and our securities, you should refer to the registration statement and to its exhibits. The registration statement has been filed electronically and may be obtained in any manner listed below. Whenever we make reference in this prospectus to any of our contracts, agreements or other documents, the references are summaries and are not necessarily complete. If a contract or document has been filed as an exhibit to the registration statement or a report we file under the Exchange Act, you should refer to the copy of the contract or document that has been filed. Each statement in this prospectus relating to a contract or document filed as an exhibit to a registration statement or report is qualified in all respects by the filed exhibit.

We are subject to the information and reporting requirements of the Exchange Act and, in accordance with this law, we file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings, including the registration statement of which this prospectus forms a part and the exhibits thereto, are available to the public over the Internet at the SEC’s website at www.sec.gov and on our website, free of charge, at www.docgo.com, as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. The information found on, or that can be accessed from or that is hyperlinked to, our website is not part of this prospectus. You may inspect a copy of the registration statement through the SEC’s website, as provided herein.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any accompanying prospectus supplement, information incorporated by reference into each of them, and any related free-writing prospectus contain numerous forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act, including statements regarding, among other things, the plans, strategies and prospects, both business and financial, of the company. These statements are based on the beliefs and assumptions of our management. Although the company believes that its plans, intentions and expectations reflected in or suggested by these forward-looking statements are reasonable, we cannot assure you that we will achieve or realize these plans, intentions or expectations. Forward-looking statements are inherently subject to risks, uncertainties and assumptions. Generally, statements that are not historical facts, including statements concerning possible or assumed future actions, business strategies, events or results of operations, are forward-looking statements. These statements may be preceded by, followed by or include the words “believes,” “estimates,” “expects,” “projects,” “forecasts,” “may,” “will,” “should,” “seeks,” “plans,” “scheduled,” “anticipates,” “intends” or similar expressions.

Forward-looking statements are not guarantees of performance and speak only as of the date hereof. While we believe that these forward-looking statements are reasonable, there can be no assurance that we will achieve or realize these plans, intentions or expectations. Any forward-looking statement you read in this prospectus, any accompanying prospectus, or any prospectus supplement or any document incorporated by reference reflects our current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to our operations, operating results, growth strategy and liquidity. You should not place undue reliance on any forward-looking statement. Some of the key factors that could cause actual results to differ from our expectations include, but are not limited to, the following:

●	our limited operating history may make it difficult to evaluate our business, which may be unsuccessful;

●	we experienced losses in 2020 and earlier years, we expect our operating expenses to increase significantly in the foreseeable future and we may not maintain profitability;

●	if we are unable to effectively manage our growth, our financial performance and future prospects will be adversely affected;

●	we incur significant up-front costs in our client relationships and any inability to maintain and grow these client relationships over time or to recover these costs could adversely affect our business;

●	our labor costs are significant and any inability to control those costs could adversely affect our business;

●	our insurance costs are significant and growing rapidly, in connection with the continued growth in the our headcount, the geographic expansion of the business and the increase in the number of business lines and services offered. In addition, our insurance programs feature high self-insured retention, meaning that there are large amounts that we must pay before the insurance policy will respond to a loss. Our inability to obtain reasonably priced insurance coverage, and/or to control losses could adversely affect our business;

●	our reliance on our contractual relationships with our healthcare provider partners and other strategic alliances could adversely affect our business;

●	our reliance on government contracts could adversely affect our business;

●	a significant portion of our recent revenue growth is derived from a small number of large customers. In particular, our two largest customers accounted for 26% and 24%, respectively, of revenues in 2021. One of the customers is a public benefit corporation and the other is a municipality, with various separate contracts with several of its agencies and departments;

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●	our business depends on numerous complex information systems and any failure to successfully maintain these systems could adversely affect our business;

●	our platform is highly technical and our failure to operate effectively could adversely affect our business;

●	we are required to comply with laws governing the transmission, security and privacy of health information;

●	security breaches, loss of data and other disruptions could compromise sensitive business, customer or patient information or prevent us from accessing critical information and expose it to liability, which could adversely affect our business;

●	if we are unable to successfully develop new offerings and technologies or adapt to rapidly changing technology and industry standards or changes to regulatory requirements, our business could be adversely affected;

●	we are subject to a variety of federal, state and local laws and regulatory regimes, including a variety of labor laws and regulations, and changes to or the failure to comply with these laws and regulations could adversely affect our business;

●	there is a potential for litigation or other disputes may arise from the restatement of our previously issued financial statements and material weakness in our internal controls over financial reporting and the preparation of its financial statements;

●	future sales, or the perception of future sales, by us or our stockholders in the public market could cause the market price for our common stock to decline;

●	Nasdaq may delist our securities from trading on its exchange, which could limit investors’ ability to make transactions in our securities and subject us to additional trading restrictions;

●	the market price and trading volume of our common stock and warrants may be volatile;

●	if securities or industry analysts do not publish research, publish inaccurate or unfavorable research or cease publishing research about us, our share and warrant price and trading volume could decline significantly; and

●	the COVID-19 pandemic has materially impacted our business.

These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this prospectus, any accompanying prospectus supplement, information incorporated by reference herein or therein, and any related free-writing prospectus. The forward-looking statements contained in this prospectus are made as of the date of hereof and we undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

SUMMARY

This summary highlights certain selected information appearing elsewhere in this prospectus or the documents incorporated by reference. This summary is not complete and does not contain all of the information that you should consider before making your investment decision. You should carefully read this entire prospectus, including the sections titled “Risk Factors,” “Cautionary Note Regarding Forward-Looking Statements” and the documents and other information we have incorporated by reference in this prospectus, including our consolidated financial statements and related notes incorporated by reference in this prospectus.

Unless otherwise specified or where the context requires otherwise, references in this prospectus to “we,” “us,” “our” and “the Company” (i) for the periods prior to the Closing, refer to Motion, the special purpose acquisition company, and (ii) for the periods after the Closing, to DocGo Inc., the combined company, and its consolidated subsidiaries. References to and the descriptions of the business included in this prospectus refer, prior to the Closing, to the business Ambulnz, Inc., and after the Closing, to the business of DocGo Inc.

The Company

DocGo is redefining on-demand access to healthcare. We deliver high-quality, cost-effective healthcare mobility solutions and are unlocking further promise and potential of telehealth treatment through our “last-mile” care capabilities. We do so by leveraging our proprietary technology platform powered by artificial intelligence (“AI”), and our network of healthcare professionals spanning more than 25 states and the United Kingdom. We often provide our services in collaboration with leading healthcare organizations, via long-term partnerships that drive meaningful recurring revenue, ensure efficient and effective capital allocation, and create low-risk opportunities for significant growth. DocGo, our new corporate name, represents and better communicates who we are as a company and what our solutions offer our customers.

Our mission is to transform medical transportation and telehealth, with more accessible, affordable, and efficient patient-centered care. Since our founding in 2015, through more than 2.2 million patient interactions, we have created an unmatched medical transportation network that can provide better care outside of the physical walls of the healthcare system. We began by developing a state-of-the-art, intuitive platform to drive greater efficiency and improved access to patient care. Our innovative technology can change the way healthcare facilities manage patient transportation, and eliminate many of the common obstacles faced when scheduling service, ultimately freeing medical professionals to focus more time and their valuable resources on what they do best — providing patient care. Additionally, in certain markets, our Mobile Health in-person care model facilitates medical treatment directly to patients in the comfort of their homes, workplaces, and other non-traditional locations. Working under the guidance of prescribing physicians, our network (which includes both company employees and agency staff) of more than 4,000 medical clinicians including Emergency Medical Technicians (“EMTs”), paramedics, licensed practical nurses (“LPNs”), registered nurses (“RNs”)and support staff, provides a wide range of tests, procedures and interventions that, until now, required a visit to a traditional healthcare setting.

Corporate Information

DocGo Inc. is a Delaware corporation. Prior to November 5, 2021, we were a special purpose acquisition company known as Motion Acquisition Corp. (“Motion”). Our principal executive office is located at 35 West 35th Street, Floor 6, New York, New York 10001, and our telephone number is (844) 443-6246. Our corporate website address is www.docgo.com. The information contained on our website is not incorporated by reference into this prospectus or any accompanying prospectus supplement, and you should not consider any information contained on, or that can be accessed through, our website as part of this prospectus or any accompanying prospectus supplement.

Implications of Being an Emerging Growth Company and a Smaller Reporting Company

We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act , as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). As such, we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. If some investors find our securities less attractive as a result, there may be a less active trading market for our securities and the prices of our securities may be more volatile.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period.

We will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) following the fifth anniversary of the completion of our Initial Public Offering, (b) in which we have total annual gross revenue of at least $1.07 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our Common Stock that are held by non-affiliates exceeds $700 million as of the prior June 30, and (2) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the prior three-year period. References herein to “emerging growth company” have the meaning associated with it in the JOBS Act.

Additionally, we are a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We will remain a smaller reporting company until the last day of the fiscal year in which (1) the market value of our Common Stock held by non-affiliates exceeds $250 million as of the prior June 30, or (2) our annual revenues exceeded $100 million during such completed fiscal year and the market value of our Common Stock held by non-affiliates exceeds $700 million as of the prior June 30.

The Offering

We are registering the resale by the Selling Securityholders up to 17,778,588 shares of our Common Stock. Any investment in the securities offered hereby is speculative and involves a high degree of risk. You should carefully consider the information described under “Risk Factors” on page 3 of this prospectus. Our Common Stock is traded on Nasdaq under the symbol “DCGO.”

Resale of Common Stock

The following information is as of December 22, 2022 and does not give effect to issuances of our Common Stock after such date.

Shares of Common Stock offered by the Selling Securityholders	17,778,588 shares

Shares of Common Stock outstanding	102,411,162 (as of December 22, 2022)

Use of Proceeds	We will not receive any proceeds from the sale of the Common Stock to be offered by the Selling Securityholders. The Selling Securityholders will receive all proceeds from the resale of these shares of Common Stock. See “Use of Proceeds.”

RISK FACTORS

Investment in any securities offered pursuant to this prospectus and any applicable prospectus supplement involves risks. You should carefully consider the risk factors incorporated by reference to the Annual Report, as supplemented and updated by subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K that we have filed or will file with the SEC, and all other information contained in or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in any applicable prospectus supplement and any applicable free writing prospectus, before acquiring any of such securities. Additional risks and uncertainties not presently known to us or that we currently believe to be immaterial may become material and adversely affect our business. Our business, financial condition, results of operations, cash flows or prospects could be materially adversely affected by any of these risks. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities. The risks and uncertainties described in the documents incorporated by reference herein are not the only risks and uncertainties that you may face. For more information, see “Information Incorporated by Reference” and “Where You Can Find More Information.”

USE OF PROCEEDS

All of the Common Stock offered by the Selling Securityholders pursuant to this prospectus will be sold by the Selling Securityholders for their respective accounts. DocGo will not receive any of the proceeds from these sales.

The Selling Securityholders will pay any underwriting discounts and commissions and expenses incurred by the Selling Securityholders for brokerage, accounting, tax or legal services or any other expenses incurred by the Selling Securityholders in disposing of the securities. We will bear the costs, fees and expenses incurred in effecting the registration of the securities covered by this prospectus, including all registration and filing fees, Nasdaq listing fees and fees and expenses of our counsel and our independent registered public accounting firm.

SELLING SECURITYHOLDERS

The following table sets forth information known to DocGo regarding ownership of shares of Common Stock as of December 22, 2022 that may be offered from time to time by the Selling Securityholders. When we refer to the “Selling Securityholders” in this prospectus, we refer to the persons listed in the table below, and the pledgees, donees, transferees, assignees, successors and other permitted transferees that hold any of the Selling Securityholders’ interest in the shares of Common Stock after the date of this prospectus such that registration rights shall apply to those securities.

The Selling Securityholders listed in the table below may from time to time offer and sell any or all of the shares of Common Stock set forth below pursuant to this prospectus. We cannot advise you as to whether the Selling Securityholders will in fact sell any or all of such shares of Common Stock. In particular, the Selling Securityholders identified below may have sold, transferred or otherwise disposed of all or a portion of their securities after the date on which they provided us with information regarding their securities. Any changed or new information given to us by the Selling Securityholders, including regarding the identity of, and the securities held by, each Selling Securityholder, will be set forth in a prospectus supplement or amendments to the registration statement of which this prospectus is a part, if and when necessary.

Our registration of the shares of Common Stock does not necessarily mean that the Selling Securityholders will sell all or any of such Common Stock. The following table sets forth certain information provided by or on behalf of the Selling Securityholders concerning the Common Stock that may be offered from time to time by each Selling Securityholder with this prospectus and the beneficial ownership of the Selling Securityholders both before and after the offering of the securities covered by this prospectus, assuming the sale of all securities covered by this prospectus. A Selling Securityholder may sell all, some or none of such securities in this offering. See “Plan of Distribution.”

Name of Selling Securityholder		Beneficial Ownership Before the Offering	Shares to be Sold in the Offering	Beneficial Ownership After the Offering
		Number of Shares	Number of Shares	Number of Shares	%(1)
Stan Vashovsky	(2)	10,210,962	10,210,962	-	-
Travers Holdings LLC	(3)	516,028	516,028	-	-
Michael Burdiek	(4)	505,561	505,561	-	-
Richard Vitelle	(5)	211,560	211,560	-	-
Garo Sarkissian	(6)	314,846	314,846	-	-
Razmig Krumian	(7)	39,385	39,385	-	-
Ankist Zadeyan	(8)	155,450	155,450	-	-
The Keith Brackpool Trust	(9)	52,267	52,267	-	-
The Richard & Marcia Gold Living Trust (Restatement) Dated May 4, 2001	(10)	104,532	104,532	-	-
Mark Licht	(11)	104,532	104,532	-	-
The Dean McPhail Revocable Living Trust	(12)	123,164	123,164	-	-
Malcolm G. Meador, Jr.	(13)	130,664	130,664	-	-
The Paul & Valerie Mellinger Trust, Dtd 5/24/99	(14)	52,267	52,267	-	-
The Kyle A. Messman 2012 Non-Grantor Trust U/A DTD 10/09/2012	(15)	166,798	156,798	10,000	*%
Jack L. Messman	(16)	78,400	78,400	-	-
Frank Perna	(17)	130,664	130,664	-	-
Richard Todaro	(18)	78,400	78,400	-	-
The Trevor Tice Trust	(19)	123,164	123,164	-	-
IRAR Trust FBO Christopher B. Warren #35-38016	(20)	104,532	104,532	-	-
Arena Capital Fund LP - Series 8	(21)	116,324	15,273	101,051	*%
Arena Capital Fund LP - Series 10	(22)	193,042	43,042	150,000	*%
Arena Capital Fund LP - Series 11	(23)	122,980	15,273	107,707	*%
Arena Capital Fund LP - Series 16	(24)	180,584	56,926	123,658	*%
BI Fonds SPAC ZF	(25)	78,005	8,330	69,675	*%
Light Street Mercury Master Fund, L.P.	(26)	929,707	929,707	-	-
Light Street Tungsten Master Fund, L.P.	(26)	114,965	63,243	51,722	*%
Light Street Halo, L.P.	(26)	32,250	24,442	7,808	*%
Xtellus Pre-IPO Fund (2021), LP	(27)	153,144	153,144	-	-
Erik Alf Wigertz	(28)	10,510	10,510	-	-
Xtellus Pre-IPO Fund (2021) Cayman, LP	(27)	811,180	811,180	-	-
Terra Overseas Ltd.	(29)	175,166	175,166	-	-
Aquamare Quattro LTD	(30)	1,430,312	1,000,000	430,312	*%
MMF, LT, LLC	(31)	500,000	500,000	-	-
Mekita Investments Ltd	(32)	200,000	200,000	-	-
Sheldon Ginsberg	(33)	90,883	9,300	81,583	*%
Stanley Rosenberg	(34)	17,016	2,500	14,516	*%
Nathan and Sharon Herzog	(35)	5,000	5,000	-	-
David Herzog Foundation	(36)	15,000	15,000	-	-
GEN VIII, LLC	(37)	139,569	63,700	75,869	*%
Steven Ginsberg	(38)	11,500	2,000	9,500	*%
Adam Ginsberg	(39)	500	500	-	-
Tala Ginsberg	(40)	1,575	500	1,075	*%
Michael B. Herzog	(41)	40,475	5,500	34,975	*%
Wendy Levine	(42)	10,064	4,000	6,064	*%
Aaron Herzog	(43)	21,354	2,000	19,354	*%
The David Herzog family trust for Mordechai Herzog 12/16/02	(44)	265,479	30,000	235,479	*%
The David Herzog family trust for Judith Buchler 12/16/02	(45)	107,309	10,000	97,309	*%
Chelt Trading Limited	(46)	150,000	150,000	-	-
272 Capital Master Fund Ltd.	(47)	19,625	19,625	-	-
Solomon Werdiger 2014 Irrevocable Trust	(48)	100,000	100,000	-	-
Arena Capital Fund, LP – Series 14	(49)	50,000	50,000	-	-
Arena Capital Fund, LP – Series 3	(49)	54,775	54,775	-	-
Arena Capital Fund, LP – Series 5	(49)	54,776	54,776	-	-

*	Less than 1%.

(1)	Based upon 102,411,162 shares of Common Stock outstanding as of December 22, 2022.

(2)	The business address of Mr. Vashovsky is 35 West 35th Street, Floor 6, New York, New York 10001.

(3)	James M. Travers and Susan D. Travers are the managers of Travers Holdings LLC and each has voting and dispositive control over the securities held by it. The business address of Mr. Travers, Mrs. Travers and Travers Holdings LLC is 1382 Harbor Dr., Sarasota, FL 34239.

(4)	The business address of Mr. Burdiek is 688 Mystic View Laguna Beach, CA 92651.

(5)	The business address of Mr. Vitelle is 3154 Deer Valley Avenue, Thousand Oaks, CA 91320.

(6)	The business address of Mr. Sarkissian is 5797 Via Bonita, Thousand Oaks, CA 91320.

(7)	The business address of Mr. Krumian is 3836 Marks Road, Agoura Hills, CA 91301.

(8)	The business address of Mr. Zadeyan is 8070 La Jolla Shores Dr #420, San Diego CA 92037.

(9)	Keith Brackpool is the trustee of The Keith Brackpool Trust and has voting and dispositive control over the securities held by it. The business address of Mr. Brackpool and The Keith Brackpool Trust is 940 East 2nd Street, #38 Los Angeles, CA 90012.

(10)	Richard B. Gold is the trustee of The Richard & Marcia Gold Living Trust (Restatement) Dated May 4, 2001 and has voting and dispositive control over the securities held by it. The business address of Mr. Gold and The Richard & Marcia Gold Living Trust (Restatement) Dated May 4, 2001 is 51 Catspaw Cape, Coronado, CA 92118.

(11)	The business address of Mr. Licht is 5440 Round Meadow Road, Hidden Hills, CA 91302.

(12)	Dean B. McPhail is the trustee of The Dean McPhail Revocable Living Trust and has voting and dispositive control over the securities held by it. The business address of Mr. McPhail and The Dean McPhail Revocable Living Trust is PO Box 1596, Kailua-Kona, HI 96745.

(13)	The business address of Mr. Meador, Jr. is 2618 Kirsten Lee Drive, Westlake Village, CA 91361.

(14)	Paul Mellinger and Valerie Mellinger are co-trustees of The Paul & Valerie Mellinger Trust, Dtd 5/24/99 and have voting and dispositive control over the securities held by it. The business address of Paul Mellinger, Valerie Mellinger and The Paul & Valerie Mellinger Trust, Dtd 5/24/99 is 209 33rd Street, Manhattan Beach, CA 90266.

(15)	Kyle Messman is the sole trustee of The Kyle A. Messman 2012 Non-Grantor Trust U/A DTD 10/09/2012 and has voting and dispositive control over the securities held by it. The business address of Mr. Messman and The Kyle A. Messman 2012 Non-Grantor Trust U/A DTD 10/09/2012 is 628 11th Street, Manhattan Beach, CA 90266. Figure includes 10,000 shares of Common Stock held by Mr. Messman.

(16)	The business address of Jack L. Messman is 1066 Mount George Ave, Napa, CA 94588.

(17)	The business address of Frank Perna is 26802 Malibu Cove Colony Dr., Malibu, CA 90265.

(18)	The business address of Richard Todaro is 14809 Brookhaven Place, Chesterfield, MO 63017.

(19)	Dean B. McPhail is the trustee of The Trevor Tice Trust and has voting and dispositive control over the securities held by it. The business address of Mr. McPhail and The Trevor Tice Trust is PO Box 1596, Kailua-Kona, HI 96745.

(20)	Christopher Warren, grantor and beneficiary of IRAR Trust FBO Christopher B. Warren #35-38016, a self-directed IRA trust, has voting and dispositive control over the securities of IRAR Trust FBO Christopher B. Warren #35-38016. The business address of Mr. Warren is 2250 Cherry Palm Road, Boca Raton, FL 33432 and the business address of IRAR Trust FBO Christopher B. Warren #35-38016 is c/o IRA Resources, Inc., 100 Pringle Avenue, Suite 650, Walnut Creek, CA 94596.

(21)	Arena Capital Fund LP - Series 8 (“Arena Fund-Series 8”), is managed by Arena Capital Advisors LLC, its investment manager (“Arena Advisors”). Sanije Perret is the President of Arena Advisors and has voting and dispositive control over the securities of Arena Fund-Series 8. The business address of Arena Fund-Series 8, Arena Advisors, and Ms. Perrett is 12121 Wilshire Blvd, Suite 1010, Los Angeles, CA 90025.

(22)	Arena Capital Fund LP - Series 10 (“Arena Fund-Series 10”), is managed by Arena Advisors. Sanije Perret is the President of Arena Advisors and has voting and dispositive control over the securities of Arena Fund-Series 10. The business address of Arena Fund-Series 10, Arena Advisors, and Ms. Perrett is 12121 Wilshire Blvd, Suite 1010, Los Angeles, CA 90025.

(23)	Arena Capital Fund LP - Series 11 (“Arena Fund-Series 11”), is managed by Arena Advisors. Sanije Perret is the President of Arena Advisors and has voting and dispositive control over the securities of Arena Fund-Series 11. The business address of Arena Fund-Series 11, Arena Advisors, and Ms. Perrett is 12121 Wilshire Blvd, Suite 1010, Los Angeles, CA 90025.

(24)	Arena Capital Fund LP - Series 16 (“Arena Fund-Series 16”), is managed by Arena Advisors. Sanije Perret is the President of Arena Advisors and has voting and dispositive control over the securities of Arena Fund-Series 16. The business address of Arena Fund-Series 16, Arena Advisors, and Ms. Perrett is 12121 Wilshire Blvd, Suite 1010, Los Angeles, CA 90025.

(25)	BI Fonds SPAC ZF is managed by BayernInvest Kapitalverwaltungsgesellschaft mbH (“BI Manager”), which is managed by Arena Advisors. Sanije Perret is the President of Arena Advisors and has voting and dispositive control over the securities of BI Fonds SPAC ZF. The business address of BI Fonds SPAC ZF, BI Manager, Arena Advisors and Ms. Perret is 12121 Wilshire Blvd, Suite 1010, Los Angeles, CA 90025.

(26)	Light Street Capital Management, LLC (“Light Street Management”) is the general partner and investment manager of Light Street Mercury Master Fund, L.P. (“Light Street Mercury”), Light Street Tungsten Master Fund, L.P. (“Light Street Tungsten”) and Light Street Halo, L.P. (“Light Street Halo”). Glen T. Kacher has voting and investment control over Light Street Management and, accordingly, may be deemed to have beneficial ownership of the shares held by Light Street Mercury, Light Street Tungsten and Light Street Halo. The business address of each of Light Street Management, Light Street Mercury, Light Street Tungsten, Light Street Halo and Mr. Kacher is 525 University Avenue, Suite 300, Palo Alto, California 94301.

(27)	The general partner of Xtellus Pre-IPO Fund (2021), LP (“Xtellus DE”) and Xtellus Pre-IPO Fund (2021) Cayman, LP (“Xtellus Cayman”) is Xtellus Pre-IPO Fund GP, LLC (“Xtellus GP”). On August 4, 2022, Xtellus DE transferred 10,510 shares of Common Stock to its member and interest holder, Erik Alf Wigertz. On August 4, 2022, Xtellus Cayman transferred 175,166 to its member and interest holder, Terra Overseas Ltd., and 22,164 shares of Common Stock to Xtellus DE. Gregory J. Gigliotti has voting and investment control over Xtellus GP and, accordingly, may be deemed to have beneficial ownership of the shares held by Xtellus DE and Xtellus Cayman. The business address of each of Xtellus DE, Xtellus Cayman, Xtellus GP and Mr. Gigliotti is 535 Madison Avenue, New York, New York 10022.

(28)	The business address of each of Mr. Wigertz is 70 Eaton Terrace Mews, SW1W 8EU London, United Kingdom.

(29)	Grigory Levinzon has voting and investment control over Terra Overseas Ltd. (“Terra”) and, accordingly, may be deemed to have beneficial ownership of the shares held by Terra. The business address of each of Mr. Levinzon and Terra is OIK 3, Agnooumenon 4, 4040 Germasogeia, Cyprus.

(30)	Aquamare Quattro Ltd. (“Aquamare”), is a wholly owned subsidiary of AFI Development Limited (“AFI”), which is a wholly owned subsidiary of Flotonic Limited (“Flotonic”). Mr. Lev Leviev is the sole shareholder of Flotonic and, accordingly, may be deemed to have beneficial ownership of the shares held by Aquamare. The business address of each of Aquamare and AFI is Spyrou Araouzou, 165, Lordos Waterfront Building, 5th Floor, Flat/Office 505, 3035, Limassol, Cyprus. The business address of Flotonic is Spyrou Kyprianou, 4, 3070, Limassol, Cyprus. The business address of Mr. Leviev is 18 Stasinou St., Flat 304, 6023, Larnaca, Cyprus.

(31)	MCM is the investment manager of MMF and has voting and investment control over the securities held by MMF. Louis M. Bacon also controls the general partner of MCM and may be deemed the beneficial owner of the securities held by MMF. The number of securities set forth in the table above does not include securities held by affiliates of MMF which are controlled by Mr. Bacon. The business address of MMF, MCM and Mr. Bacon is 11 Times Square, 38th Floor, New York, New York 10036. See footnote 8 to the table in “Principal Securityholders.”

(32)	Mekita Investments Ltd. (“Mekita”) is managed by Segetia (UK) Ltd. (“Segetia”). Wilfred Abbott has voting and investment control over Segetia and, accordingly, may be deemed to have beneficial ownership of the shares held by Mekita. The principal business address of Mekita, Segetia and Mr. Abbott is 48 Dover Street, London W1S 4FF, United Kingdom.

(33)	The business address of the Selling Securityholder is 969 East Broadway, Woodmere, New York 11598.

(34)	The business address of the Selling Securityholder is 13000 SW 69th Ave., Pinecrest, Florida 33156.

(35)	The business address of the Selling Securityholder is 1 Bartlett Road, Monsey, New York 10952.

(36)	David Herzog has voting and dispositive control over the securities held by the David Herzog Foundation. The business address of Mr. Herzog and the David Herzog Foundation is 63 Lefante Way, Bayonne, New Jersey 07002.

(37)	Mordechai Herzog is the CEO of GEN VII LLC and has voting and dispositive control over the securities held by it. The business address of Mr. Herzog and GEN VIII LLC is 63 Lefante Way, Bayonne, New Jersey 07002.

(38)	The business address of the Selling Securityholder is 162 Candelwick Lane, Bridgewater, New Jersey 08807.

(39)	The business address of the Selling Securityholder is 162 Candelwick Lane, Bridgewater, New Jersey 08807.

(40)	The business address of the Selling Securityholder is 35 Hollside Terrace, Apt. A, White Plaines, New York 10601.

(41)	The business address of the Selling Securityholder is 1874 48th Street, Brooklyn, New York 11204.

(42)	The business address of the Selling Securityholder is 45 Wood Lane South, Woodmere, New York 11598.

(43)	The business address of the Selling Securityholder is 1425 47th Street, Brooklyn, New York 11219.

(44)	David Herzog is the is the trustee of The David Herzog family trust for Mordechai Herzog 12/16/02 and has voting and dispositive control over the securities held by it. The business address of Mr. Herzog and The David Herzog family trust for Mordechai Herzog 12/16/02 is 63 Lefante Way, Bayonne, New Jersey 07002.

(45)	David Herzog is the trustee of The David Herzog family trust for Judith Buchler 12/16/02 and has voting and dispositive control over the securities held by it. The business address of Mr. Herzog and The David Herzog family trust for Judith Buchler 12/16/02 is 63 Lefante Way, Bayonne, New Jersey 07002.

(46)	Chelt Trading Limited (“Chelt”) is managed by Jaime Javier Montealegre Lacayo. Mr. Montealegre has voting and investment control over the shares of our Common Stock held by Chelt and, accordingly, may be deemed to have beneficial ownership of such shares. The registered address of Chelt is OMC Chambers, Wickhams Cay 1, Road Town, Tortola, British Virgin Islands. The address for notices for Chelt is Mr. Montealegre’s Costa Rican address at Apartado 15-1250, Escazu, San Jose, Costa Rica.

(47)	B Riley Asset Management LLC (“BRAM”) is the investment manager of 272 Fund. 272 Advisors LLC (“272 Manager”) is the manager of 272 Fund. Wesley Cummins is the managing member of 272 Manager. B Riley Capital Management LLC (“BRCM”) is the majority owner of both BRAM and 272 Manager. BRCM is controlled by Bryant Riley. Accordingly, because of Mr. Riley’s and Mr. Cummins’s shared voting and investment control over the shares held by 272 Fund, each may be deemed to have beneficial ownership of the securities held by 272 Fund. The principal business address of 272 Fund, 272 Manager, BRAM, and Mr. Cummins is 3811 Turtle Creek Blvd., Dallas, Texas 75219. The principle business address of BRCM and Mr. Riley is 11000 Santa Monica Blvd., Suite 800, Los Angeles, California 90025.

(48)	Stephen Werdiger is the sole trustee of the Solomon Werdiger 2014 Irrevocable Trust and has voting control and investment discretion over the securities held by the Solomon Werdiger 2014 Irrevocable Trust. The business address of the Solomon Werdiger 2014 Irrevocable Trust and Mr. Werdiger is 1412 Broadway, 18th Floor, New York, New York 10018.

(49)	Arena Capital Advisors, LLC (“Arena Advisors”), a registered investment advisor, is the General Partner of the Arena Capital Fund, LP (the “Arena Funds”) and has voting and investment control over the securities held by the Arena Funds. The partners of Arena Advisors are Daniel Elperin, Jeremy Sagi and Sanije Perrett and, accordingly, may be deemed to have voting control and investment discretion over the securities held by the Arena Funds. The number of shares set forth in the table above does not include securities that may be held by other funds managed by Arena Advisors. The business address of Arena Advisors, the Arena Funds, Mr. Elperin, Mr. Sagi and Ms. Perrett is 12121 Wilshire Blvd, Ste 1010, Los Angeles, California 90025, Attn: Legal.

DESCRIPTION OF CAPITAL STOCK

The following is a summary of the material terms of our capital stock, as well as other material terms of certain provisions of Delaware law, our second amended and restated certificate of incorporation (as amended from time to time, our “certificate of incorporation”) and our amended and restated bylaws (“bylaws”). Our certificate of incorporation is incorporated by reference as an exhibit to our current report on Form 8-K filed with the SEC on November 12, 2021. Our bylaws are incorporated by reference as an exhibit to our current report on Form 8-K filed with the SEC on November 12, 2021. This summary does not purport to be complete and is qualified in its entirety by the provisions of our certificate of incorporation and bylaws. For more information on how you can obtain our certificate of incorporation and bylaws, see the heading “Where You Can Find More Information.”

Capital Stock

We are authorized to issue up to 550,000,000 shares of capital stock, consisting of (i) 500,000,000 shares of common stock, par value $0.0001 (“Common Stock”), and (ii) 50,000,000 shares of preferred stock, par value $0.0001 per share.

Common Stock

We have one class of Common Stock and the holders of our Common Stock will possess all voting power for the election of directors and all other matters requiring stockholder action and are entitled or will be entitled, as applicable, to one vote per share on matters to be voted on by stockholders. Subject to certain limited exceptions, the holders of Common Stock shall at all times vote together as one class on all matters submitted to a vote of the holders of Common Stock. Our Common Stock has no preemptive rights or other similar rights.

For a more detailed description of the terms of these and similar rights granted to the holders of other classes of our securities, please refer to the applicable prospectus supplement for any offering of our common stock pursuant to this registration statement and to the documents and other information that we incorporate by reference elsewhere in this prospectus. See “Where You Can Find More Information.”

The transfer agent and registrar for our common stock, which is listed on The Nasdaq Stock Market LLC, is Continental Stock Transfer & Trust Company.

Preferred Stock

We are authorized to issue shares of preferred stock from time to time in one or more series. The board of directors of DocGo (the “Board”) is authorized to determine the voting rights, if any, designations, powers, preferences and relative participating, optional, special and other rights, if any, and any qualifications, limitations and restrictions thereof, applicable to the shares of each series. The Board is able, without stockholder approval, to issue preferred stock with voting and other rights that could adversely affect the voting power and other rights of the holders of Common Stock and could have anti-takeover effects. The ability of the Board to issue preferred stock without stockholder approval could have the effect of delaying, deferring or preventing a change of control of us or the removal of existing management. We have no preferred stock outstanding at the date hereof. Although we do not currently intend to issue any shares of preferred stock, we cannot assure you that we will not do so in the future.

Dividends

Holders of our Common Stock are entitled to receive ratable dividends, if any, as may be declared from time-to-time by our Board out of legally available assets or funds. There are no current plans to pay cash dividends on Common Stock for the foreseeable future.

Certain Provisions of Delaware Law and Our Certificate of Incorporation and Bylaws

Anti-Takeover Effects of our Certificate of Incorporation and Bylaws and Delaware Law

Delaware General Corporation Law (DGCL), our certificate of incorporation, bylaws contain provisions as summarized in the following paragraphs that are intended to enhance the likelihood of continuity and stability in the composition of our Board. These provisions are intended to avoid costly takeover battles, reduce our vulnerability to a hostile change of control, and enhance the ability of our Board to maximize stockholder value in connection with any unsolicited offer to acquire us. However, these provisions may have an anti-takeover effect and may delay, deter, or prevent a merger or acquisition of us by means of a tender offer, a proxy contest or other takeover attempt that a stockholder might consider in its best interest, including those attempts that might result in a premium over the prevailing market price for the shares of Common Stock held by stockholders.

Forum Selection Clause

Our certificate of incorporation provides that unless we consent in writing to the selection of an alternative forum, (a) the sole and exclusive forum for any complaint asserting any internal corporate claims (as defined below), to the fullest extent permitted by law, and subject to applicable jurisdictional requirements, shall be the Court of Chancery of the State of Delaware (or, if the Court of Chancery does not have, or declines to accept, jurisdiction, another state court or a federal court located within the State of Delaware); and (b) the sole and exclusive forum for any complaint asserting a cause of action arising under the Securities Act, to the fullest extent permitted by law, shall be the federal district courts of the United States of America; however, this provision will not apply to suits brought to enforce a duty or liability created by the Securities Exchange Act. Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. As a result, the exclusive forum provision will not apply to suits brought to enforce any duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. For purposes of this provision, “internal corporate claims” means claims, including claims in our right that are based upon a violation of a duty by a current or former director, officer, employee or stockholder in such capacity, or as to which the DGCL confers jurisdiction upon the Court of Chancery.

Advance Notice of Director Nominations and New Business

Our bylaws state that in order for a stockholder to propose nominations of candidates to be elected as directors or any other proper business to be considered by stockholders at the annual meeting, such stockholder must, among other things, provide notice thereof in writing to the Secretary at the principal executive offices not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting (provided however that if the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, or if no annual meeting was held the preceding year, notice must be delivered no earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the date on which public announcement of such meeting is first made by us). Such notice must contain, among other things, certain information about the stockholder giving the notice (and the beneficial owner, if any, on whose behalf the nomination or proposal is made) and certain information about any nominee or other proposed business.

No Cumulative Voting

The DGCL provides that a stockholder’s right to vote cumulatively in the election of directors does not exist unless the certificate of incorporation specifically provides otherwise. Our certificate of incorporation does not provide for cumulative voting.

Classified Board of Directors

Our certificate of incorporation provides that our Board is divided into three classes of directors, with the classes to be as nearly equal in number as possible, designated Class I, Class II and Class III. Class I, II and III directors serve until our 2025, 2023 and 2024 annual meetings of stockholders, respectively. The classification of directors has the effect of making it more difficult for stockholders to change the composition of our board of directors.

Removal of Directors; Vacancies

Our certificate of incorporation provides that directors may be removed only for cause and only upon the affirmative vote of holders of 66 2/3% of the voting power of all the then outstanding shares of stock entitled to vote generally in the election of directors, voting together as a single class. In addition, our certificate of incorporation provides that any newly created directorships and any vacancies on our Board will be filled only by the affirmative vote of the majority of remaining directors. Therefore, stockholders are not able to elect new directors to fill any resulting vacancies that may be created as a result of such a special meeting.

Supermajority Vote Requirement to Amend the Bylaws and Certificate of Incorporation

The affirmative vote of at least 66 2/3% of the voting power of all the then-outstanding shares of capital stock entitled to vote, voting as a single class, is required for stockholders to adopt, amend or repeal (i) the Bylaws and (ii) Section 5.2 of Article V, Article VI, Article VIII, Article IX, Article X or Article XI of our certificate of incorporation.

Stockholder Action by Written Consent

The DGCL permits any action required to be taken at any annual or special meeting of the stockholders to be taken without a meeting, without prior notice and without a vote if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares of stock entitled to vote thereon were present and voted, unless the certificate of incorporation provides otherwise. Our certificate of incorporation precludes stockholder action by written consent unless recommended and approved by all members of the Board.

Listing

Our Common Stock is listed on Nasdaq under the symbol “DCGO.”

PLAN OF DISTRIBUTION

We are registering up to 17,778,588 shares of Common Stock for possible sale by the Selling Securityholders from time to time. We are required to pay all fees and expenses incident to the registration of the shares of our Common Stock to be offered and sold pursuant to this prospectus. The Selling Securityholders will bear all commissions and discounts, if any, attributable to their sale of shares of our Common Stock.

We will not receive any of the proceeds from the sale of the securities by the Selling Securityholders. The aggregate proceeds to the Selling Securityholders will be the purchase price of the securities less any discounts and commissions borne by the Selling Securityholders.

The shares of Common Stock beneficially owned by the Selling Securityholders covered by this prospectus may be offered and sold from time to time by the Selling Securityholders. The term “Selling Securityholders” includes any donee, pledgee, transferee or other successor in interest selling securities received after the date of this prospectus from a Selling Securityholder as a gift, pledge, partnership distribution or other transfer. Each Selling Securityholder will act independently of us in making decisions with respect to the timing, manner and size of any sale. Such sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and under terms then prevailing or at prices related to the then-current market price or in negotiated transactions. The Selling Securityholders may sell their shares of Common by one or more of, or a combination of, the following methods:

●	purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus;

●	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

●	block trades in which the broker-dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	an over-the-counter distribution in accordance with the rules of Nasdaq;

●	through trading plans entered into by a Selling Securityholder pursuant to Rule 10b5-1 under the Exchange Act, that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of their securities on the basis of parameters described in such trading plans;

●	to or through underwriters or broker-dealers;

●	in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents;

●	in privately negotiated transactions;

●	in options transactions;

●	through a combination of any of the above methods of sale; or

●	any other method permitted pursuant to applicable law.

In addition, a Selling Securityholder that is an entity may elect to make a pro rata in-kind distribution of securities to its members, partners or stockholders pursuant to the registration statement of which this prospectus is a part by delivering a prospectus with a plan of distribution. Such members, partners or stockholders would thereby receive freely tradeable securities pursuant to the distribution through a registration statement. To the extent a distributee is an affiliate of ours (or to the extent otherwise required by law), we may file a prospectus supplement in order to permit the distributees to use the prospectus to resell the securities acquired in the distribution.

In addition, any securities that qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 under the Securities Act rather than pursuant to this prospectus.

To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. In connection with distributions of the shares of Common Stock or otherwise, the Selling Securityholders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of shares of Common Stock in the course of hedging transactions, and broker-dealers or other financial institutions may engage in short sales of shares of Common Stock in the course of hedging the positions they assume with Selling Securityholders. The Selling Securityholders may also sell shares of Common Stock short and redeliver the securities to close out such short positions. The Selling Securityholders may also enter into option or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealer or other financial institution of shares of Common Stock offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). The Selling Securityholders may also pledge shares of Common Stock to a broker-dealer or other financial institution, and, upon a default, such broker-dealer or other financial institution may effect sales of the pledged securities pursuant to this prospectus (as supplemented or amended to reflect such transaction).

A Selling Securityholder may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by any Selling Securityholder or borrowed from any Selling Securityholder or others to settle those sales or to close out any related open borrowings of shares of Common Stock, and may use securities received from any Selling Securityholder in settlement of those derivatives to close out any related open borrowings of securities. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, any Selling Securityholder may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

In effecting sales, broker-dealers or agents engaged by the Selling Securityholders may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from the Selling Securityholders in amounts to be negotiated immediately prior to the sale.

In offering the securities covered by this prospectus, the Selling Securityholders and any broker-dealers who execute sales for the Selling Securityholders may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. Any profits realized by the Selling Securityholders and the compensation of any broker-dealer may be deemed to be underwriting discounts and commissions.

In order to comply with the securities laws of certain states, if applicable, the securities must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

The Selling Securityholders are subject to the applicable provisions of the Exchange Act and the rules and regulations under the Exchange Act, including Regulation M. This regulation may limit the timing of purchases and sales of any of the securities offered in this prospectus by the Selling Securityholders. The anti-manipulation rules under the Exchange Act may apply to sales of the securities in the market and to the activities of the Selling Securityholders and their affiliates. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of the securities to engage in market-making activities for the particular securities being distributed for a period of up to five business days before the distribution. The restrictions may affect the marketability of the securities and the ability of any person or entity to engage in market-making activities for the securities. We will make copies of this prospectus available to the Selling Securityholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The Selling Securityholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

At the time a particular offer of shares of Common Stock is made, if required, a prospectus supplement will be distributed that will set forth the number of securities being offered and the terms of the offering, including the name of any underwriter, dealer or agent, the purchase price paid by any underwriter, any discount, commission and other item constituting compensation, any discount, commission or concession allowed or reallowed or paid to any dealer, and the proposed selling price to the public.

We have agreed to indemnify the Selling Securityholders against certain liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the Common Stock offered by this prospectus.

LEGAL MATTERS

The validity of the securities offered by this prospectus has been passed upon for us by Gibson, Dunn & Crutcher LLP. Certain legal matters in connection with the securities offered hereby may be passed upon for any underwriters, dealers or agents by counsel that will be named in the applicable prospectus supplement.

EXPERTS

The financial statements incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2021, as amended by that Amendment No. 1 to the Annual Report on Form 10-K/A, filed with the Commission on March 15, 2022 and March 29, 2022 respectively, have been so incorporated in reliance on the report of Urish Popeck & Co., LLC, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth the fees and expenses payable by us in connection with the sale and distribution of the securities being registered hereby.

SEC registration fee	$25,943	*
Legal fees and expenses	$10,000
Printing fees and expenses	$5,000
Accounting fees and expenses	$7,500
FINRA fee	$0
Registrar and transfer agent fees	$0
Total	$48,443

*	Previously paid.

We will bear all costs, expenses and fees in connection with the registration of the securities, including with regard to compliance with state securities or “blue sky” laws. The Selling Securityholders, however, will bear all underwriting commissions and discounts, if any, attributable to their sale of the securities. All amounts are estimates except the SEC registration fee.

Item 15. Indemnification of Directors and Officers.

The certificate of incorporation and bylaws provide for the indemnification of current and former officers and directors of the company to the fullest extent permitted by Delaware law. We have entered into agreements with our officers and directors to provide contractual indemnification in addition to the indemnification provided for in our certificate of incorporation. We have purchased a policy of directors’ and officers’ liability insurance that insures our officers and directors against the cost of defense, settlement or payment of a judgment in some circumstances and insures us against our obligations to indemnify our officers and directors.

These provisions may discourage current stockholders and future stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against officers and directors, even though such an action, if successful, might otherwise benefit us and our stockholders and stockholders. Furthermore, a stockholder’s or stockholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against officers and directors pursuant to these indemnification provisions.

Item 16. Exhibits.

Exhibit No.	Description
2.1+	Agreement and Plan of Merger, dated as of March 8, 2021, by and among Motion Acquisition Corp., Motion Merger Sub Corp., and Ambulnz, Inc. (incorporated by reference to Exhibit 2.1 to Motion’s Current Report on Form 8-K, filed with the SEC on March 9, 2021).
3.1	Second Amended and Restated Certificate of Incorporation of DocGo Inc., dated November 5, 2021 (incorporated by reference to Exhibit 3.1 of DocGo’s Form 8-K, filed with the SEC on November 12, 2021).
3.2	Amended and Restated Bylaws of DocGo Inc. (incorporated by reference to Exhibit 3.2 of DocGo’s Form 8-K, filed with the SEC on November 12, 2021).
4.1	Specimen Common Stock Certificate of DocGo Inc. (incorporated by reference to Exhibit 4.3 of DocGo’s Form 8-K, filed with the SEC on November 12, 2021).
5.1	Opinion of Gibson, Dunn & Crutcher LLP (incorporated by reference to Exhibit 5.1 to the Form S-1 filed on November 24, 2021).
23.1*	Consent of Urish Popeck & Co. LLC.
23.2	Consent of Gibson, Dunn & Crutcher LLP (Included as Exhibit 5.1).
24.1	Powers of Attorney (included on the signature page to this Post-Effective Amendment No. 2 to Form S-1 on Form S-3 filed on November 24, 2022 and, with respect to certain directors, on the signature page to the initial filing of registration statement)
101.INS	Inline XBRL Instance Document.
101.SCH	Inline XBRL Taxonomy Extension Schema Document.
101.CAL	Inline XBRL Taxonomy Extension Calculation Linkbase Document.
101.DEF	Inline XBRL Taxonomy Extension Definition Linkbase Document.
101.LAB	Inline XBRL Taxonomy Extension Label Linkbase Document.
101.PRE	Inline XBRL Taxonomy Extension Presentation Linkbase Document.
104*	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101).
107*	Filing Fee Tables

+	Schedule and exhibits to this Exhibit omitted pursuant to Regulation S-K Item 601(b)(2). A copy of any omitted schedule and/or exhibit will be furnished to the SEC upon request.

*	Filed herewith.

Item 17. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made of securities registered hereby, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on December 23, 2022.

DOCGO, INC.

By:	/s/ Stan Vashovsky
Name:	Stan Vashovsky
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Stan Vashovsky	Chief Executive Officer; Director; Chairman of the Board of Directors	December 23,
Stan Vashovsky	(principal executive officer)	2022

*	Chief Financial Officer	December 23,
Andre Oberholzer	(principal financial officer and principal accounting officer)	2022

*	Director; General Counsel and Secretary	December 23,
Ely D. Tendler		2022

*	Director	December 23,
Ira Smedra		2022

*	Director	December 23,
Steven Katz		2022

*	Director	December 23,
James M. Travers		2022

*	Director	December 23,
Michael Burdiek		2022

/s/ Vina Leite	Director	December 23,
Vina Leite		2022

*By:	/s/ Stan Vashovsky
Name:	Stan Vashovsky
Title:	Attorney-in-Fact

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